Exhibit 10.31

Global Annual Bonus Plan
Summary of Terms

1. Objective: The objective of the Accenture Annual Bonus Plan (the “Plan”) is to provide the Participants (as defined below) of Accenture plc (the “Company”) and its eligible affiliates with performance incentive awards (each an “award”) based upon the Company’s annual performance and to promote further alignment of the interests of the Participants with those of the Company and its shareholders.

2. Term: The plan shall be in effect beginning with the 2013 fiscal year and remain in effect for each following fiscal year, unless otherwise cancelled or replaced by the Compensation Committee of the Board of Directors (the “Compensation Committee”).

3. Eligibility: Employees of the Company and its eligible affiliates and certain other consulting service providers deemed eligible, at the Company’s sole discretion, are eligible to participate in the Plan (the “Participants”). To receive an award, a Participant must be employed by or otherwise providing services to the Company (or an eligible affiliate) as of the last day of the applicable fiscal year during the term of the Plan. The Compensation Committee (or its designee) may, in its sole discretion, provide partial awards to Participants that commence providing services subsequent to the first day of the applicable fiscal year.

4. Target Levels for Award/Calculations: The Compensation Committee shall approve annual earnings targets prior to the end of the first quarter of the applicable fiscal year during the term of the Plan based on the Company’s operating plan. The Compensation Committee shall also approve a range of potential award amounts for threshold, target and above-target performance. Based upon management’s quarterly review, the Company shall book an accrual based upon the achievement of performance target levels. The Compensation Committee may adjust up or down the earnings target and ranges for potential awards under the Plan or, alternatively, may adjust the calculation of actual earnings for purposes of the Plan, in each case to reflect items outside of the Participants’ control as the Compensation Committee deems necessary, advisable or appropriate to adequately reward and incentivize the Participants. Such items may include, without limitation, incurrence of non-operating income items, release of reorganization liabilities or changes in the effective tax rate. The final determination of the earnings target, potential award ranges, the certification of earnings target attainment for the purposes of the Plan and the annual accrual shall be approved by the Compensation Committee prior to payment. The earnings achieved by the Company for the purposes of the Plan may differ from earnings amounts reflected in the Company’s financial statements.

5. Performance Goals: Each Participant shall be assigned a target award level, stated as a percentage of that Participant’s designated base earnings. Each Participant’s ability to earn his or her target award is dependent on the Company’s attainment of annual earnings targets. A Participant may earn more or less than his or her target award based upon his or her individual annual performance.

6. Award Payments: All award payments under the Plan will be paid out in cash, annually, following the completion of the fiscal year, and where practical during the calendar year in which the Plan year ends.

7. Termination: In the event that any Participant shall cease to provide services to the Company or its eligible affiliate prior to the end of the applicable fiscal year, subject to legal requirements, that Participant will not be entitled to an award for that fiscal year. The Plan shall not give any person any right to be retained in the service of the Company or any of its affiliates.

8. Amendments: The Compensation Committee may, at any time and from time to time, make any and all amendments to the Plan as it deems necessary, advisable or appropriate, and may terminate the Plan at any time.

9. Administration: Except as determined by the Board of Directors, the Plan will be administered by the Compensation Committee. The Compensation Committee is responsible for (a) determining the annual earnings targets under the Bonus Plan prior to the end of the first fiscal quarter of the Bonus Plan year; (b) certifying the Company’s achievement with respect to the earnings target following completion of the Bonus Plan year; and (c) approving the Company’s accrual under the Bonus Plan. The Compensation Committee has full authority, in its discretion, to take any action with respect to the Plan including, without limitation, (i) to determine all matters relating to awards, including eligibility criteria, performance criteria, the achievement of performance criteria, and terms, conditions, restrictions and limitations of any award, and (ii) to construe and interpret the Plan and any instruments evidencing awards granted under the Plan, the establishment and interpretation of rules and regulations for administering the Plan and all other determinations deemed (in the Compensation Committee’s discretion) necessary, advisable or appropriate for administering the Plan. The Compensation Committee may delegate authority to implement the Plan and to make certain modifications with respect thereto for purposes of such implementation on a global, per country or per participant basis, as the Compensation Committee may, in its discretion, deem necessary, advisable or appropriate.